Exhibit 5.1

Zhongchao Inc. c/o Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands	D +1 345 815 1877
E bradley.kruger@ogier.com

Reference: 427703.00001/BKR

18 December 2024

Zhongchao Inc. (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to the registration of 19,600,000 Class A ordinary shares of par value US$0.001 (Class A Ordinary Shares), consisting of:

(a)	10,000,000 Class A Ordinary Shares (the Shares) previously issued by the Company pursuant to the terms of the Securities Purchase Agreements (as defined in Schedule 1); and

(b)	9,600,000 Class A Ordinary Shares (the Warrant Shares) issued upon cashless exercise of warrants (the Warrants) to acquire Class A Ordinary Shares issued by the Company pursuant to the terms of the Securities Purchase Agreements and in the form set out in Exhibit A to each Securities Purchase Agreement (the Warrant Certificates).

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier (Cayman) LLP 89 Nexus Way Camana Bay Grand Cayman, KY1-9009 Cayman Islands T +1 345 949 9876 F +1 345 949 9877 ogier.com	A list of Partners may be inspected on our website

Zhongchao Inc.

18 December 2024

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Issuance of Shares

(b)	The Shares have been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Warrant Shares

(c)	The Warrant Shares have been duly authorised and validly issued, fully paid and non-assessable.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Securities Purchase Agreements, the Warrants Certificates, the Memorandum and Articles of Association or the Registration Statement to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Securities Purchase Agreements, the Warrants Certificates, or the Registration Statement (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Securities Purchase Agreements, the Warrants Certificates, or the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

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18 December 2024

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Securities Purchase Agreements, the Warrants Certificates, or the Registration Statement reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier (Cayman) LLP

Zhongchao Inc.

18 December 2024

Schedule 1

Documents examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 16 April 2019 issued by the Registrar.

2	The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on 20 February 2024 and made effective on 29 February 2024 (the Memorandum and Articles of Association).

3	A Certificate of Good Standing dated 17 December 2024 (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	A certificate dated on the date hereof as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it a copy of the written resolutions of the directors of the Company passed on 4 November 2024 and 18 December 2024 (the Resolutions).

5	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on 18 December 2024 (the Register of Writs).

6	The Registration Statement.

7	Securities Purchase Agreements each dated 14 November 2024 between:

(a)	the Company and BrightnessBound Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(b)	the Company and EagleEye Solutions Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(c)	the Company and EchoWood Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(d)	the Company and EclipseHub Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(e)	the Company and HazyHaven Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(f)	the Company and LazyLuxury Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

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18 December 2024

(g)	the Company and LionHeart International Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(h)	the Company and MeadowBliss Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(i)	the Company and NexusPinnacle Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(j)	the Company and PhoenixRise Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(k)	the Company and StreamSide Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(l)	the Company and TriumphTide Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(m)	the Company and WhimsyWorks Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(n)	the Company and ZenFlow Holding Limited for the sale and purchase of 500,000 Class A Ordinary Shares and Warrants to purchase up to 2,000,000 Class A Ordinary Shares;

(o)	the Company and CloudChaser International Holding Limited for the sale and purchase of 750,000 Class A Ordinary Shares and Warrants to purchase up to 3,000,000 Class A Ordinary Shares;

(p)	the Company and DreamWeavers Holding Limited for the sale and purchase of 750,000 Class A Ordinary Shares and Warrants to purchase up to 3,000,000 Class A Ordinary Shares;

(q)	the Company and Green Trees Holding Limited for the sale and purchase of 750,000 Class A Ordinary Shares and Warrants to purchase up to 3,000,000 Class A Ordinary Shares; and

(r)	the Company and RoadVentures Holding Limited for the sale and purchase of 750,000 Class A Ordinary Shares and Warrants to purchase up to 3,000,000 Class A Ordinary Shares,

(each a Securities Purchase Agreement and together the Securities Purchase Agreements).

Zhongchao Inc.

18 December 2024

Schedule 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate examined by us is accurate and complete as at the date of this opinion.

5	Where any document has been provided to us in draft or undated form, that document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Securities Purchase Agreements other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Each Securities Purchase Agreement and Warrant Certificate has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws.

8	In authorising the execution and delivery of the Securities Purchase Agreements, the Warrants Certificates and the Registration Statement by the Company, the exercise of its rights and performance of its obligations under the Securities Purchase Agreements, the Warrants Certificates and the Registration Statement, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

9	The Securities Purchase Agreements and Warrants Certificates have been duly executed and unconditionally delivered by the Company in the manner authorised in the Resolutions.

Enforceability

10	Each Securities Purchase Agreement and Warrant Certificate whose express choice of the laws of the jurisdiction to be the governing law of that document (the Proper Law) is not Cayman Islands law is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under its Proper Law and all other relevant laws.

11	If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

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12	No moneys paid to or for the account of any party under any Securities Purchase Agreement and Warrant Certificate represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised) and the Terrorism Act (Revised) respectively). None of the parties to the Securities Purchase Agreements and Warrant Certificates is acting or will act in relation to the transactions contemplated by the documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by order of His Majesty in Council.

13	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Securities Purchase Agreements or the Warrants Certificates nor the exercise by any party to the Securities Purchase Agreements or Warrants Certificates of its rights or the performance of its obligations under them contravene those laws or public policies.

14	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Securities Purchase Agreements, Warrants Certificates, Resolutions or the Registration Statement or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

15	None of the transactions contemplated by the Securities Purchase Agreements, Warrants Certificates, the Resolutions and the Registration Statement relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are/is subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands.

Share Issuance

16	The provisions of the Securities Purchase Agreements have been satisfied and payment of the consideration for the Shares specified therein (being not less than the par value of the Shares) has been made.

17	The provisions of the Warrant Certificates have been satisfied and payment of the consideration for the Warrant Shares specified therein (being not less than the par value of the Shares) has been made.

18	Valid entry has been made in the register of members of the Company reflecting the issuance of the Shares and Warrant Shares, in each case in accordance with the Memorandum and Articles of Association and the Companies Act (Revised) of the Cayman Islands (the Companies Act).

19	The issue of the Shares and Warrant Shares did not result in the Company exceeding its authorised share capital.

20	There are no circumstances or matters of fact existing which may properly form the basis for an application for an order for rectification of the register of members of the Company.

21	No invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any of the Shares or Warrant Shares.

Register of Writs

22	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

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18 December 2024

Schedule 3

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.